Exhibit 1.01

CONFLICT MINERALS REPORT OF

MOTOROLA SOLUTIONS, INC.

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2023

I. Introduction

This is the Conflict Minerals1 Report (the “Report”) of Motorola Solutions, Inc. (which may be referred to as “Motorola Solutions,” the “Company,” “we,” “us,” or “our”) for the calendar year 2023 in accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “Act”). The rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”). Numerous terms in this Report are defined in Section 1502(e) of the Dodd-Frank Act and Form SD and the reader is referred to those sources, and also to SEC Release No. 34-67716 issued by the SEC on August 22, 2012 (the “Adopting Release”) for such definitions.

In accordance in all material respects with Rule 13p-1, we undertook efforts to determine the content and source of the minerals within our products. The Company designed its efforts in conformity, in all material respects, with the internationally recognized due diligence framework (the “OECD Framework”) in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 and related supplements for each of the conflict minerals.

The statements below are based on the due diligence activities performed to date and in good faith by Motorola Solutions and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance from the SEC, and other issues.

II. Design of Due Diligence Measures

The Company designed its overall conflict minerals policies and procedures based on the five-step OECD Framework and the supplements on tin, tantalum, tungsten and gold.

Our implementation of the five-step framework consists of the following activities which are discussed in further detail in Section III (“Management Systems and Reasonable Country of Origin Inquiry”) and Section IV (“Due Diligence Measures Performed by Motorola Solutions, Inc.”) of this Report.

1. Development of Conflict Minerals Policies and Procedures

2. Risk Assessment of Potential Sources of Conflict Minerals in Our Supply Chain

3. Mitigation of Sourcing from Conflict Smelters/Refiners

4. Auditing of Smelters/Refiners to Ensure Conformant Status

5. Reporting of Results of the above Activities

Our efforts utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in our supply chain. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. The Company does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (referred to as the “Covered Countries”).

[1]

The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Act as: “(A) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives; or (B) [a]ny other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.”

[2]

OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris, http://dx.doi.org/10.1787/9789264252479-en.

III. Management Systems and Reasonable Country of Origin Inquiry

The following outlines the measures taken in our “reasonable country of origin” inquiry to determine countries of origin.

OECD Step 1. Policy and Management System

a. Conflict Minerals Policy – As required by the OECD Framework, Motorola Solutions developed a policy which establishes the expectations of our suppliers to source responsibly from the DRC or the adjoining countries to support in-region mining. The policy resides in our Supplier Code of Conduct and can be found by accessing www.motorolasolutions.com selecting “About Us” and then selecting “Environmental, Social & Corporate Governance” and “Supply Chain.”

b. Company-level grievance mechanism – As required by the OECD Framework, Motorola Solutions utilizes our internal Ethics Line to provide a grievance mechanism. All Motorola Solutions employees as well as those outside the Company can communicate directly and confidentially (via phone/fax/email) with the Office of Ethics and Compliance without fear of retaliation.

OECD Step 2. Conduct Risk Assessment

The Motorola Solutions process relied on the Conflict Minerals Reporting Template (“CMRT”) and Responsible Minerals Assurance Process (“RMAP”) developed by the Responsible Minerals Initiative (“RMI”). The following steps were taken as part of our risk assessment process.

a. Identify products in-scope – Our internal cross-functional group of employees assigned to our conformant minerals team reviewed the categories of products that we sell to determine the products that are in-scope of the conflict minerals rule. As part of this process, the Company identified direct suppliers that provide products potentially containing conflict minerals, and set a goal to collect CMRT data from suppliers representing 94% of the in-scope direct material spend.

b. Identify smelters/refiners – The Company provided the conflict minerals survey to our supply chain by using the most recent version of the industry- developed CMRT. We surveyed tier 1 direct suppliers that provide material and components for products that are within scope and, as needed, performed due diligence steps to identify the smelters and refiners who contribute refined conflict minerals to the Company.

c. Identify Countries of Origin – The Company conducted a “reasonable country of origin inquiry” (“RCOI”) by comparing the identified smelters and refiners with the RMI country of origin database (as we have access to the database due to our membership with the RMI). The countries of origin we identified are listed in Appendix I to this Report.

IV. Due Diligence Measures Performed by Motorola Solutions, Inc.

The following outlines the measures taken to exercise due diligence in conformance with the OECD Framework.

OECD Step 3. Mitigate Risk

As part of our risk mitigation process, we compared the list of smelters/refiners collected from suppliers to the RMI smelter database (as we have access to the database due to our membership with the RMI). The RMI smelter database provides members with information regarding third party audit programs including the RMAP, London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC). After completing this review, the Company communicated to suppliers that listed smelters and/or refiners that are not conformant smelters and refiners to migrate their supply chain to those smelters that are RMAP conformant.

The communication also includes a recommendation for a supplier to recommend that the smelter and/or refiner in their supply chain participate in the RMAP or other industry cross-recognized audit programs. In addition, suppliers that reported all smelters and/or refiners in their supply chain identified by the RMI as conformant were sent letters acknowledging their efforts to establish a conformant supply chain, and encouraging them to continue to maintain it as such.

OECD Step 4. Audit of Smelters/Refiners

Step 4 of the OECD Framework recommends that downstream companies implement audits by cooperating through their industry organizations, and that downstream companies participate in and contribute to such organizations. The Company is a member of the RMI. As a member, the Company has supported the execution of the RMAP and has relied on the RMAP to develop information on the country and mine or location of origin of conflict minerals in the Company’s products. The efforts to determine mine or location of origin through RMI are described on the RMI website at http://www.responsiblemineralsinitiative.org.

OECD Step 5. Results of Due Diligence – Report Annually on Supply Chain Due Diligence

In our 2023 survey, we received CMRTs from 191 suppliers as per Table 1 and Table 2 below, which represent 95.5% of our 2023 in-scope direct material spend.

We have communicated with these suppliers through phone calls and/or emails and directed them to use the CMRT tool to collect and report their data on conflict minerals. Our procurement department is also involved in these communications.

A review of the data received showed that 237 of the smelters identified in our supply chain have been audited and found conformant with the relevant RMAP standard by the RMI. An additional 99 smelters are identified by the RMI but have not been certified as conformant or non-conformant with the RMAP audit standard. 30 smelters in our supply chain have been audited but are not currently identified as conformant with the relevant RMAP standard by the RMI. The Company has determined that materials in products were derived from the Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available at (www.motorolasolutions.com/investors.html). See Appendix I to this Report for a list of countries of origin identified through the RCOI process.

V. Product Description

On the basis of the measures described above, the Company has determined that as of December 31, 2023, a portion of its necessary conflict minerals originated or may have originated in the Covered Countries. See Appendix I to this Report for a list of countries of origin identified through the RCOI process. For 2023, none of the necessary conflict minerals contained in our products subject to this disclosure were determined by us to directly or indirectly finance or benefit armed groups in the Covered Countries. However, we did not conclude that any of our products were “DRC conflict free.”

1.

Description of Products – The products subject to this disclosure include: (i) devices (two-way radio, vehicle-mounted radio and broadband); (ii) accessories such as speaker microphones, batteries, earpieces, headsets, carry cases and cables; (iii) cameras (fixed, body- worn, in-vehicle); (iv) the radio network core and central processing software; (v) base stations; (vi) dispatch consoles; (vii) repeaters; (viii) video surveillance; and (ix) access control.

2.

Processing Facilities – Based on the input received from our suppliers, the facilities listed in Table 1, Table 2 and Table 3 may have been used in the processing of conflict minerals used in our products.

3.

Mine or Location of Origin – We have endeavored to determine the mine or location of origin of the conflict minerals used in our products by requesting that our suppliers provide us with completed CMRTs. Where a smelter or refiner has been identified, we also have reviewed public online information and information made available by the RMI to its members, to the extent available, to try to determine the mine or location of origin.

VI. Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers and our conflict minerals policy in our Supplier Code of Conduct will be periodically reviewed and updated, if necessary.

We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments where potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. However, if we identify that an upstream supplier is sourcing from or linked to any party providing direct or indirect support to non-state armed groups in the DRC and the Covered Countries, we will work with our supply chain to suspend or discontinue engagement with that upstream supplier. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In our 2023 campaign, we communicated directly to smelters in our supply chain in addition to tier one suppliers in order to encourage these smelters to either maintain their RMAP-conformant status in the RMI’s program, or to encourage them to participate and become RMAP-conformant if they are not already.

In addition to the steps described above, the Company will undertake the following steps during the next compliance period to improve the due diligence conducted to further mitigate the risk that the conflict minerals in our supply chain do not benefit armed groups, including:

•	Continue to collect responses from suppliers using tools such as the CMRT.

•	Continue to educate new suppliers on the importance of the conflict minerals rule, and encourage timely responses from our suppliers.

•	Continue to direct suppliers to information and training resources that will improve the quality of the data in the supplier responses.

•	Continue to inform and encourage suppliers to transition to smelters identified by the due diligence process as conformant by an independent audit program such as the RMI’s RMAP.

•

Continue to encourage smelters in our supply chain to either maintain their RMAP-conformant status in the RMI’s program, or to encourage them to participate and become RMAP-conformant if they are not already.

•	Continue to allow verified conformant material from the DRC and Covered Countries to enter our supply chain.

Table 1

SMELTERS OR REFINERS CURRENTLY IDENTIFIED AS RMAP CONFORMANT

Based on our due diligence process and the information received from our suppliers, the following facilities were identified by Motorola Solutions suppliers using the CMRT responses collected through March 19, 2024. The identified smelters/refiners have been confirmed as RMAP conformant smelters/refiners by the RMI as of March 21, 2024.

Metal	Smelter Name	Country	Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Ronnskar	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co.,	CHINA	CID000801
Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511

Metal	Smelter Name	Country	Smelter ID
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	L’Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WEEEREFINING	FRANCE	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Metal	Smelter Name	Country	Smelter ID
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang Janny New Materials Co., Ltd.	CHINA	CID000914
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	CID002547
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA	CID003159
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	CID003498
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XIMEI RESOURCES (GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	CID003973
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	DS Myanmar	MYANMAR	CID003831
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Metal	Smelter Name	Country	Smelter ID
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	CID002816
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rian Resources SDN. BHD.	MALAYSIA	CID003581
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	TRATHO Metal Quimica	BRAZIL	CID003474
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002704
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	CID003580
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513

Metal	Smelter Name	Country	Smelter ID
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIETNAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	CID003993
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Table 2

SMELTERS OR REFINERS CURRENTLY IDENTIFIED BY THE RMI BUT NOT YET RMAP CONFORMANT

Based on our due diligence process and the information received from our suppliers, the following facilities were identified by Motorola Solutions suppliers using the CMRT responses collected through March 19, 2024. The following smelters/refiners are identified by the RMI but have not been certified as conformant or non-conformant with the RMAP audit standard as of March 21, 2024.

Metal	Smelter Name	Country	Smelter ID
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Caridad	MEXICO	CID000180
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Fidelity Printers and Refiners Lfd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GG Refinery Ltd.	TANZANIA	CID004506
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	JALAN & Company	INDIA	CID002893
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	KP Sanghvi International Pvt Ltd	INDIA	CID004433
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	MD Overseas	INDIA	CID003548
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557

Metal	Smelter Name	Country	Smelter ID
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Sai Refinery	INDIA	CID002853
Gold	Sam Precious Metals	UNITED ARAB EMIRATES	CID003666
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	Guangdong Rising Rare Metals – EO Materials Ltd.	CHINA	CID000291
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408
Tungsten	Kenee Mining Corporation Vietnam	VIETNAM	CID004619
Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM	CID003978
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662

Table 3

SMELTERS AND REFINERS NOT RMAP CONFORMANT

Based on our due diligence process and the information received from our suppliers, the following facilities were identified by Motorola Solutions suppliers using the CMRT responses collected through March 19, 2024. The identified smelters/refiners have been confirmed as legitimate smelters/refiners not currently conformant to the relevant RMAP standard by the RMI as of March 21, 2024.

Metal	Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Industrial Refining Company	BELGIUM	CID002587
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	SAAMP	FRANCE	CID002761
Gold	Safimet S.p.A	ITALY	CID002973
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Hunan Jintai New Materials Co., Ltd.	CHINA	CID000769
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	CID002538
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724

APPENDIX I – Countries of Origin

The information provided in this Appendix I is based on the RMI Country of Origin database and smelter information collected from Motorola Solutions suppliers.

Country
Argentina	Malaysia
Australia	Mali
Austria	Mauritania
Azerbaijan	Mexico
Benin	Mongolia
Bolivia (Plurinational State of)	Morocco
Botswana	Mozambique
Brazil	Myanmar
Burkina Faso	Namibia
Burundi	New Zealand
Cambodia	Nicaragua
Canada	Niger
Chile	Nigeria
China	Oman
Colombia	Panama
Congo, Democratic Republic of the	Papua New Guinea
Côte d’Ivoire	Peru
Dominican Republic	Philippines
Ecuador	Portugal
Egypt	Russian Federation*
Ethiopia	Rwanda
Fiji	Saudi Arabia
Finland	Senegal
France	Serbia
French Guiana	Sierra Leone
Georgia	South Africa
Ghana	Spain
Guatemala	Sudan
Guinea	Suriname
Guyana	Sweden
Honduras	Tanzania
Hong Kong	Thailand
Indonesia	Turkey
Japan	Uganda
Kazakhstan	United Kingdom of Great Britain and Northern Ireland
Kenya	United States of America
Korea, Republic of	Uzbekistan
Kyrgyzstan	Vietnam
Lao People’s Democratic Republic	Zambia
Liberia	Zimbabwe
Madagascar

*	Minerals from this country remain in our supply chain in accordance with applicable sanctions laws.